Exhibit 2.5

VIDÉOTRON LTÉE

SUPPLEMENTAL INDENTURE

Dated as of April 15, 2008

Wells Fargo Bank, National Association

Trustee

THIRD SUPPLEMENTAL INDENTURE, dated as of April 15, 2008 (this “Supplemental Indenture”), by and among Vidéotron Ltée, a company continued under the laws of the Province of Quebec (the “Company”), Videotron US Inc., a wholly-owned subsidiary of the Company incorporated under the laws of Delaware (the “Additional Subsidiary Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of October 8, 2003 (as supplemented by the a supplemental indenture dated as of July 12, 2004 (the “First Supplemental Indenture”), by and among the Company, each Person listed as an additional subsidiary guarantor on the signature pages to the First Supplemental Indenture (collectively referred to as the “First Additional Subsidiary Guarantors”), and the Trustee, and as supplemented by the supplemental indenture dated as of July 15, 2005 (the “Second Supplemental Indenture”), by and among the Company, the Person listed as an additional subsidiary guarantor on the signature pages to the Second Supplemental Indenture (the “Second Additional Subsidiary Guarantor”), and the Trustee, the “Indenture”), by and among the Company, each Person listed as a guarantor on the signature pages to the Indenture (collectively referred to as the “Original Subsidiary Guarantors”) and Wells Fargo Bank Minnesota, N.A. (now known as Wells Fargo Bank, National Association).

WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company’s 6 7/8% Senior Notes due January 15, 2014 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, pursuant to the First Supplemental Indenture, the First Additional Subsidiary Guarantors provided for such Subsidiary Guarantees;

WHEREAS, pursuant to the Second Supplemental Indenture, the Second Additional Subsidiary Guarantor provided for such a Subsidiary Guarantee;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing a Subsidiary Guarantee by the Additional Subsidiary Guarantor in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company, the Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. The Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

6. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

9. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

VIDÉOTRON LTÉE

By: /s/ Jean-Francois Pruneau

Name: Jean-Francois Pruneau
Title: Treasurer

ADDITIONAL SUBSIDIARY GUARANTOR:

VIDEOTRON US INC.

By: /s/ Joan L. Yori

Name: Joan L. Yori
Title: Secretary

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Joseph P. O’Donnell

Name: Joseph P. O’Donnell
Title: Vice President

Third Supplemental Indenture (Videotron US Inc. guarantee)